EXHIBIT 5.1

POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

191 PEACHTREE STREET, N.E.

ATLANTA, GEORGIA 30303

(404) 572-6600

April 13, 2004

Security Bank Corporation

4219 Forsyth Road

Macon, Georgia 31208

Re:    Registration of 676,200 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Security Bank Corporation (the “Company”), a Georgia corporation, in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”), of up to 676,200 shares (the “Shares”) of common stock, $1.00 par value, of the Company.

In this capacity, we have examined (1) the Registration Statement, as amended, in the form filed by the Company with the Securities and Exchange Commission; (2) the proposed form of Underwriting Agreement (the “Underwriting Agreement”) between the Company and Sandler O’Neill & Partners, L.P., as representative of the several underwriters named therein, to be used in effecting the sale of the Shares; (3) originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares; and (4) such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be legally and validly issued and outstanding, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Validity of Common Stock” in the prospectus, which is a part of the Registration Statement.

Very truly yours,

/s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP